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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this Current Report on Form 8-K and to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-21425, 333-33779, 333-43333 and 333-73223) and on Form S-8 (File Nos. 33-38249, 33-26970, 333-03975,
333-33999, 333-34001, 333-69323, 333-74397, 333-75037 and 333-75713) of Tyco
International Ltd. of our report dated January 31, 1997 on our audit of the consolidated statements of income, changes in shareholders' investment and cash flows of Keystone International, Inc. and subsidiaries for the year ended December 31, 1996, which financial statements are not included herein. It also should be noted that we have not audited any financial statements of Keystone International, Inc. and subsidiaries subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

                                          ARTHUR ANDERSEN LLP

May 28, 1999
Houston, Texas